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                                                                      Exhibit 21



                         CARLISLE COMPANIES INCORPORATED

                         Subsidiaries of the Registrant

                                                             Jurisdiction of
                                                              Incorporation
                                                             ---------------

Carlisle Companies Incorporated (Registrant)                     Delaware

Subsidiaries:

Carlisle Corporation -
  Carlisle SynTec Systems, Division                              Delaware
     (Roofing Systems)
     Four wholly-owned foreign subsidiaries
     Four wholly-owned domestic subsidiaries

Braemar, Inc.                                                    Minnesota

Carlisle Corporation of Canada, Ltd.                             Canada
     (Roofing Systems, Braking Systems
     and Friction Materials)

Carlisle Systems Group Incorporated                              Delaware

Carlisle Tire & Rubber Company                                   Delaware

Continental Carlisle Incorporated                                Delaware
     (Plastic Foodservice and Giftware Products d/b/a Continental/SiLite International)
     Four wholly-owned domestic subsidiaries

Geauga Company                                                   Delaware

Motion Control Industries, Inc.                                  Delaware
     (Braking Systems and Friction Materials)
     Two wholly-owned foreign subsidiaries
     One wholly-owned domestic subsidiary

Tensolite Company                                                Delaware

Trail King Industries, Inc.                                      South Dakota

Vistatech Corporation                                            Delaware

Walker Stainless Equipment Company, Inc.                         Delaware


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